Exhibit 99.2

Financial Statements Semprae Laboratories, Inc. Year Ended December 31, 2012 and 2011 With Report of Independent Auditors

Semprae Laboratories, Inc.

Financial Statements

Years Ended December 31, 2012 and 2011

Report of Independent Auditors

The Board of Directors and Stockholders

Semprae Laboratories, Inc.

We have audited the accompanying balance sheets of Semprae Laboratories, Inc. as of December 31, 2012 and 2011, and the related statements of operations, changes in redeemable convertible preferred stock and stockholders’ deficit and cash flows for the years ended December 31, 2012 and 2011, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Semprae Laboraties, Inc. at December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that Semprae Laboratories, Inc. will continue as a going concern. As more fully described in Note 1, Semprae Laboratories, Inc. has incurred recurring operating losses and has a working capital deficiency. This condition raises substantial doubt about its ability to continue as a going concern. The 2011 financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. Our opinion is not modified as to this matter.

June 20, 2013

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Semprae Laboratories, Inc.

Balance Sheets

	December 31
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$300,481	$3,280,878
Accounts receivable, net of allowances of $59,648 and $66,895	72,969	66,707
Other receivables	0	237,108
Inventory	257,301	373,262
Prepaid expenses	50,311	73,132
Total current assets	681,062	4,031,087

Property and equipment, net of accumulated depreciation	193,437	334,473
Intangible assets, net of accumulated amortization	-	–
Other noncurrent assets	20,310	20,310
Total assets	$894,809	$4,385,870

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$128,657	$337,669
Accrued expenses	437,228	325,919
Short term note payable	650,883	877,732
Total current liabilities	1,216,768	1,541,320

Long term note payable	-	–
Warrant obligation	77,000	77,000

Commitments and contingencies

Series A 8% redeemable convertible preferred stock; $.0001 par value; 22,000,000 and 22,000,000 shares authorized; 20,890,026 and 20,890,026 shares issued and outstanding with a liquidation preference of $25,775,806 and $24,101,889 at December 31, 2012 and 2011, respectively	25,725,091	24,051,174

Stockholders’ deficit:
Common stock; $.0001 par value; 32,000,000 and 32,000,000 shares authorized; 2,854,010 and 2,654,500 shares issued and outstanding at December 31, 2012 and 2011, respectively	264	265
Additional paid-in capital		–
Accumulated deficit	(26,124,315)	(21,283,889)
Total stockholders’ deficit	(26,151,150)	(21,283,624)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$894,809	$4,385,870

See accompanying notes.

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Semprae Laboratories, Inc.

Statements of Operations

	Year Ended December 31
	2012	2011

Net sales	$1,537,472	$2,593,074

Cost of sales	449,453	738,945
Selling and marketing	1,188,612	3,104,773
General and administrative	2,948,202	3,856,195
Research and development	99,000	164,859
Impairment loss	-	1,138,026
Total operating expenses	4,685,267	9,002,798

Loss from operations	(3,147,795)	(6,409,724)
Change in fair value of warrant obligation	-	21,000
Interest expense	(50,120)	(60,806)
Interest income	306	422
Loss before provision for income taxes	(3,197,609)	(6,449,108)

Benefit for income taxes	-	217,524
Net loss	$(3,197,609)	$(6,231,584)

See accompanying notes.

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Semprae Laboratories, Inc.

Statements of Changes in Redeemable Convertible Preferred Stock and Stockholders’ Deficit

	Series A Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Par Value	Capital	Deficit	Total

Balance, December 31, 2010	15,931,000	17,719,697	2,639,000	264	–	(13,729,363)	3,990,598
Issuance of 8% redeemable convertible preferred stock, issuance cost $27,385	4,959,026	4,931,641	–	–	–	–	4,931,641
Issuance of restricted common stock	–	–	15,000	1	–	–	1
Exercise of stock option	–	–	500	–	85	–	85
Stock-based compensation	–	–	–	–	76,809	–	76,809
Preferred stock dividends	–	1,352,153	–	–	(76,894)	(1,275,259)	–
Accretion of stock issuance costs	–	47,683	–	–	–	(47,683)	–
Net loss	–	–	–	–	–	(6,231,584)	(6,231,584)
Balance, December 31, 2011	20,890,026	24,051,174	2,654,500	265	–	(21,283,889)	2,767,550
Issuance of restricted common stock
Exercise of stock option	–	–	–	–	–	–	–
Stock-based compensation	–	–	–	–	31,100	–	0
Preferred stock dividends	–	1,673,918	–	–	(31,100)	(1,642,818)
Accretion of stock issuance costs	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	(3,197,609)	(3,197,609)
Balance, December 31, 2012	20,890,026	$25,725,091	2,654,500	$265	$-	$(26,124,315)	$(398,959)

See accompanying notes.

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Semprae Laboratories, Inc.

Statements of Cash Flows

	Year Ended December 31, 2012	Year Ended December 31, 2011
Cash flows from operating activities
Net loss	$(3,197,609)	$(6,231,584)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	143,334	294,377
Noncash stock compensation	31,100	76,809
Impairment loss	-	1,138,026
Change in fair value of warrant obligation	-	(21,000)
Changes in operating assets and liabilities:
Accounts receivable	(6,262)	(3,257)
Other receivables	237,108	40,823
Inventory	115,961	(56,628)
Prepaid expenses	22,821	159,743
Amortization of convertible note discount	2,874	2,964
Other noncurrent assets	-	–
Accounts payable	(209,012)	(46,886)
Accrued interest	-	–
Accrued expenses	111,310	(313,872)
Net cash used in operating activities	(2,748,375)	(4,960,485)

Cash flows from investing activities
Capital expenditures	(2,298)	(30,832)
Net cash used in investing activities	(2,298)	(30,832)

Cash flows from financing activities
Proceeds in connection of issuances of notes payable	-	–
Repayment of notes payable	(229,723)	(212,560)
Proceeds from exercise of stock options	-	85
Proceeds from issuance of 8% redeemable convertible preferred stock, net of issuance cost	-	4,931,641
Net cash provided by financing activities	(229,723)	4,719,164

Net (decrease)/increase in cash and cash equivalents	(2,980,397)	(272,152)
Cash and cash equivalents, beginning of period	3,280,878	3,553,030
Cash and cash equivalents, end of period	$300,481	$3,280,878

Supplemental disclosures
Noncash financing activities:
Cash paid for interest	$50,120	$35,386

See accompanying notes.

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Semprae Laboratories, Inc.

Notes to Financial Statements

December 31, 2012

1. Organization and Description of Business

Semprae Laboratories, Inc. (“Semprae” or the “Company”) was incorporated on June 30, 2008 (“inception”) in the State of Delaware for the purpose of selling and marketing specialty women’s healthcare products. In July and August 2008, the Company received bridge financing to fund the purchase of the assets of Zestra Laboratories, Inc. (“Zestra”) in connection with Zestra’s bankruptcy proceeding in the United States Bankruptcy Court of Delaware (the “Court”). On August 23, 2008, the Court approved the terms of an asset purchase agreement, in which Semprae agreed to pay $2,500,000 at closing and certain future contingent royalties and milestone payments for all of the assets of Zestra. The Company initially issued 8,500,000 shares of Series A Redeemable Convertible Preferred Stock in exchange for cash and the conversion of its Convertible Promissory Notes to fund the acquisition and ongoing business operations.

Since its inception, the Company has focused its efforts on building corporate infrastructure, supporting pre-existing Zestra business relationships, and rebranding the product, Zestra®. Zestra is a safe, patented blend of botanical oils and extracts which has been clinically proven to improve women’s sexual satisfaction.

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should it be determined that the Company is unable to continue as a going concern.

The Company had cash and cash equivalents of $300,481 as of December 31, 2012. Based on the Company’s most recent forecast, the Company is projecting the need to raise capital to find its operations in 2013. There are no assurances that this capital will be available or on terms that are acceptable to the Company. The Company continues to seek investors to raise capital to finance its operations. These events raise significant doubt as to the company’s ability to continue as a going concern.

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2. Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the period presented.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts payable, accrued expenses, and note payable approximate their fair value due to their short maturities. The warrants are marked to market at the end of each reporting period and approximate their fair value based upon option pricing models.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Assets and liabilities that are measured at fair value are reported using a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

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2. Significant Accounting Policies (continued)

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

•	Level 2 – Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

•	Level 3 – Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The table below sets forth a summary of the fair values of the Company’s warrants as of December 31, 2012.

	Quoted Prices in Active Markets for Identical Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Warrant obligation	$	$	$77,000

The significant assumptions used in preparing the option pricing model for valuing the Company’s warrants as of December 31, 2012 include (i) volatility 51%, (ii) risk free interest rate 0.95%, (iii) strike price $1, (iv) fair value of preferred shares, and (v) expected life 6 years.

8

2. Significant Accounting Policies (continued)

The table below sets forth a summary of the fair values of the Company’s warrants as of December 31, 2012.

	Quoted Prices in Active Markets for Identical Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Warrant obligation	$	$	$77,000

The significant assumptions used in preparing the option pricing model for valuing the Company’s warrants as of December 31, 2012 include (i) volatility 51%, (ii) risk free interest rate 1.4%, (iii) strike price $1, (iv) fair value of preferred shares, and (v) expected life 7 years.

The following table is a rollforward of the balances for financial instruments classified within Level 3 of the valuation hierarchy:

Warrant
Obligation

Balance, December 31, 2010	$98,000
Change in fair value of warrant obligation	(21,000)
Balance, December 31, 2011	77,000
Change in fair value of warrant obligation	-
Balance, December 31, 2012	$77,000

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2. Significant Accounting Policies (continued)

Concentration of Credit Risk and Major Sources of Revenue

The Company’s financial instruments that are exposed to concentration of credit risk primarily consist of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents in bank accounts which, at times, exceed federally insured limits. The Company places its cash and cash equivalents with high-credit quality financial institutions. Concentrations of credit risk, with respect to these financial instruments, exist to the extent of the amounts presented in the financial statements.

The following table identifies customers with revenues and/or accounts receivable that individually exceed 10% of the Company’s total revenues and/or accounts receivable at December 31, 2012:

	Accounts Receivable	Revenue

Customer A	$40,742	$344,736

Inventory

Inventory, consisting primarily of finished goods, is valued at the lower of cost or market where cost is determined using the first-in, first-out method. Inventory is shown net of obsolescence and allowance for reducing the inventory cost to market. Obsolescence of inventory is determined based on shelf life or potential product replacement.

Property and Equipment

Property and equipment are recorded at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method over their estimated useful lives. The initial cost of property and equipment consists of its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use.

Expenditures incurred after the fixed assets have been put into operation, such as repairs and maintenance, are charged to income in the period in which the costs are incurred. Major replacements, improvements and additions are capitalized in accordance with Company policy.

10

2. Significant Accounting Policies (continued)

Intangible Assets

Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives, which range in term from 3 to 13 years. The useful life of the intangible asset is evaluated each reporting period to determine whether events and circumstances warrant a revision to the remaining useful life.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company evaluates assets for potential impairment by comparing estimated future undiscounted net cash flows to the carrying amount of the asset. If the carrying amount of the assets exceeds the estimated future undiscounted cash flows, impairment is measured based on the difference between the carrying amount of the assets and fair value.

Sales Allowances

The Company accrues for product returns, volume rebates and promotional discounts in the same period the related sale is recognized.

The Company’s product returns accrual is primarily based on estimates of future product returns over the period customers have a right of return, which is in turn based in part on estimates of the remaining shelf-life of products when sold to customers. Future product returns are estimated primarily based on historical sales and return rates. The Company estimates its volume rebates and promotional discounts accrual based on its estimates of the level of inventory of its products in the distribution channel that remain subject to these discounts. The estimate of the level of products in the distribution channel is based primarily on data provided by the Company’s customers.

In all cases, judgment is required in estimating these reserves, and actual claims for rebates, returns and promotional discounts could be materially different from the estimates.

Revenue Recognition

The Company recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred, risk of loss has passed or services have been rendered; (3) the seller’s price to the buyer is fixed and determinable; and (4) collectability is reasonably assured. Revenue from sales transactions where the buyer has the right to return the product shall be recognized at the time of sale only if (1) the seller’s price to the buyer is substantially fixed or determinable at the date of sale, (2) the buyer has paid the seller, or the buyer is obligated to pay the seller and the obligation is not contingent on resale of the product, (3) the buyer’s obligation to the seller would not be changed in the event of theft or physical destruction or damage of the product, (4) the buyer acquiring the product for resale has economic substance apart from that provided by the seller, (5) the seller does not have significant obligations for future performance to directly bring about resale of the product by the buyer and (6) the amount of future returns can be reasonably estimated.

11

2. Significant Accounting Policies (continued)

Cost of Goods Sold

Cost of goods sold includes the cost of inventory, accounts receivable and inventory reserves. The Company is required to make royalty and milestone payments based upon the net sales of its marketed product, Zestra®. Royalty and milestone expenses are directly related to product sales, are paid on an annual basis, and are classified as cost of sales.

Stock-Based Compensation

Compensation cost is recognized for all share based payments granted and is based on the grant-date fair value estimated using the weighted-average assumption of the Black-Scholes option pricing models. The equity instrument is not considered to be issued until the instrument vests. As a result, compensation cost is recognized over the requisite service period with an offsetting credit to additional paid-in capital.

Fair value of equity instruments given to nonemployees as consideration for services rendered is recognized as a noncash charge to income over the vesting period. The equity instruments must be revalued on each subsequent reporting date until performance is complete with an adjustment recognized for any changes in the fair value of unvested awards.

Income Taxes

The Company accounts for income taxes under the asset and liability method whereby deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board issued guidance that changed the requirement for presenting Comprehensive Income in the financial statements. The update requires an entity to present the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In June of 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income ("ASU 2011-05"). This guidance is intended to increase the prominence of other comprehensive income in financial statements by presenting it in either a single-statement or two-statement approach. This ASU is effective for the Company beginning January 1, 2012. The adoption of the standard and update had no impact on the Company’s financial position or results of operations. The Company did not incur any components of comprehensive income for the periods presented and therefore did not include a statement of other comprehensive income in these financial statements.

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3. Inventory

Inventories consist of the following at December 31, 2012 and 2011:

	2012	2011

Finished goods	$151,031	$219,125
Raw material	115,746	154,137

Reserve	(9,476)	-
	$257,301	$373,262

4. Property and Equipment

Property and equipment consist of the following at December 31, 2012 and 2011:

	2012	2011

Production equipment	$266,941	$266,941
Office equipment, furniture and fixtures	55,616	55,616
Computer equipment and software	444,360	442,062
Equipment purchased, not yet in service	-	17,500
	766,917	782,119
Less accumulated depreciation	(573,480)	(447,646)
Property, plant and equipment, net	$193,437	$334,473

Depreciation expense was $143,334 and $160,357 for the years ended December 31, 2012 and 2011, respectively.

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5. Intangible Assets

Intangible assets consist of the following at December 31, 2012 and 2011:

	2012	2011

Customer lists	$64,000	$64,000
	64,000	64,000
Less accumulated amortization	(64,000)	(64,000)
Intangible assets, net	$-	$–

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5. Intangible Assets (continued)

During the Company’s annual budgeting process and based on the evaluation of historic, current, budgeted and forecasted operating results, there were indications that the carrying amount of the Company’s finite-lived intangible assets, developed technology and the Zestra trademark, may not be recoverable from the sum of future undiscounted cash flows. Impairments of $1,091,874 for developed technology and $46,152 for the trademark were calculated as the amount by which the carrying value of each asset exceeded its fair value and recorded within impairment loss in the statement of operations.

6. Capital Structure

Redeemable Convertible Preferred Stock

On September 2, 2008, the Company issued 8,500,000 shares of Series A Redeemable Convertible Preferred Stock for aggregate net cash proceeds of $8,482,206, which is net of issuance costs of $17,794, and included the conversion of $2,500,000 of Convertible Promissory Notes.

During 2010, the Company issued 7,431,000 shares of Series A Redeemable Convertible Preferred Stock for aggregate net cash proceeds of $7,333,377, which is net of issuance costs of $97,623.

During 2011, the Company issued 4,959,026 shares of Series A Redeemable Convertible Preferred Stock for aggregate net cash proceeds of $4,931,641, which is net of issuance costs of $27,385.

As of December 31, 2012, the total number of Series A Convertible Preferred Shares authorized was 22,000,000.

15

6. Capital Structure (continued)

Conversion

Each share of Preferred Stock is, at the option of the holder, convertible into shares of common stock on a one-for-one basis, subject to certain adjustments for dilution, if any, resulting from future stock issuances. The initial conversion price for the Preferred Stock is $1.00 per share. The Preferred Stock shall be automatically converted into common stock upon (a) the consummation of an initial public offering at an offering price which is not less than $5.00 per share in an offering with aggregate proceeds to the Company of not less than $40 million or (b) the vote of 66 2/3 % interest of the convertible preferred stock voting together as a single class.

Dividend Rights

Series A Convertible Preferred stockholders are entitled to receive out of legally available funds accruing and cumulative dividends at an annual rate of 8% per share. Dividends are payable only when declared by the Board of Directors. No dividends have been paid as of or for any period ended December 31, 2012. Dividends may be paid either in cash or by the issuance of additional shares of common stock (determined by the then fair market value) at the option of the preferred stockholders. The amount of cumulative dividends in arrears related to the Preferred Stock is $4,885,781 and $3,211,863 as of December 31, 2012 and 2011, respectively.

Liquidation Preferences

In the event of any liquidation, sale or merger, or winding up of the Company, the Series A Convertible Preferred stockholders are entitled to receive, in preference to the holders of common stock, an initial preference equal to one times the original purchase price per share plus all accrued and declared but unpaid dividends, then for any remaining assets, shall participate equally with the holders of common stock on an as-converted basis, until preferred stockholders receive a total of three times the original purchase price per share, plus accrued and unpaid dividends declared.

16

6. Capital Structure (continued)

Redemption

At or any time on or after September 2, 2013, if so elected by the holders of at least 66 2/3% of the then outstanding Series A Redeemable Convertible Preferred Stock, the Company shall be required to redeem all of the shares of Preferred Stock. The redemption price shall be the greater of (a) the original purchase price for such shares (as adjusted), plus any accrued but unpaid dividends or (b) the fair market value for such shares of Preferred Stock as agreed upon by the Board of Directors and the holders of at least 66 2/3% of the then outstanding holders of Series A Convertible Preferred Stock. As such, the Company classified its Redeemable Convertible Preferred Stock outside of Stockholders’ deficit.

Voting Rights

The Series A Redeemable Convertible Preferred stockholders will vote together with the common stockholders and not as a separate class except as specifically provided in the investment agreement or required by law.

Specifically, the preferred and common stock will vote separately on mergers, acquisitions, sale of all, or substantially all assets, and transactions that would result in a change of control. Each share of Preferred Stock shall have a number of votes equal to the number of shares of common stock then issuable upon conversion of such share of Preferred Stock.

Common Stock, Restricted Stock and Warrants

Common Stock and Restricted Stock

In September 2008, the Company issued 2,505,000 shares of $0.0001 par value restricted common stock to Semprae’s founders at a price of $0.0001 per share. All common shares issued to the Company’s founders were purchased for cash. In December 2008, the Company issued restricted common shares totaling 60,000 to a nonemployee director.

The restricted common shares granted to founding employees vest (i.e., have a lapsing forfeiture provision) as follows: (a) 50% of the common stock vests on the date each founder commenced employment with the Company, (b) the remaining 50% vests in equal monthly installments over a four-year period. The vesting accelerates upon an approved sale or a liquidating event.

17

6. Capital Structure (continued)

As of December 31, 2012 and 2011, the Company reserved 29,145,990 and 29,436,000 shares of common stock for future issuance for the potential conversion of preferred stock and the exercise of common stock warrants, and for stock-based awards made under the 2008 Equity Incentive Plan, respectively.

Equity Incentive Plan and Stock-Based Compensation

On October 7, 2008, the Company’s Board of Directors and stockholders approved the Company’s 2008 Equity Incentive Plan (the “2008 Plan”).

The 2008 Plan allows the Company to offer shares of its common stock to key employees, directors, advisors and consultants pursuant to option grants, stand-alone stock appreciation rights, direct stock issuances and other stock-based awards. All stock-based awards under the 2008 Plan are made at not less than the fair market value on the date of grant.

Stock-based awards granted pursuant to the 2008 Plan generally vest as follows: 25% of the stock based awards vest after the first year, and the remaining 75% vest monthly over the next three years.

At December 31, 2012 and 2011, there were 353,609 and 598,375 shares available for grant under the Plan, respectively.

The following range of assumptions was used to compute employee stock-based compensation under the Black-Scholes option pricing model:

Risk-free interest rate	1.6%
Expected volatility	51%
Expected dividend yield	0%
Expected life (in years)	6.25
Weighted average grant date fair value for options granted in 2011	$0.17

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6. Capital Structure (continued)

The risk-free rate for periods within the expected life of the option is based on implied yields on U.S. Government Issues in effect at the time of grant. Expected volatility is based upon an appropriate peer group within the Company’s industry sector. The expected life of the awards represents the period of time that options granted are expected to be outstanding. The Company used the most up-to-date historical information to estimate forfeitures. Compensation cost is recognized using a straight-line method over the vesting or service period, which is typically four years.

The following table summarizes option activity for the Company’s common stock for the years ended December 31, 2012 and 2011:

	Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life (Years)

Options exercisable at December 31, 2010	553,000	0.12	3.25
Granted	1,282,125	0.17
Exercised	(500)	0.12
Forfeited	(40,000)	0.12
Outstanding at December 31, 2011	1,794,625	0.15	2.76

Options exercisable at December 31, 2011	417,083	0.12
Granted	1,710,401	0.12
Exercised	-
Forfeited	(183,520)	0.14
Outstanding at December 31, 2012	1,943,964	0.12

Options exercisable at December 31, 2012	267,774	0.13	2.14

For the year ended December 31, 2012 and 2011, the Company recorded stock-based compensation expense of $31,100 and $76,810, respectively, in selling, general and administrative expenses which represents the fair value of awards to employees which vested during that period. The unrecognized compensation cost related to unvested restricted stock shares was not material as of December 31, 2012.

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6. Capital Structure (continued)

The following table sets forth Semprae’s restricted stock activity as of December 31, 2012 and 2011:

	Restricted Stock
	Number of Shares	Weighted-Average Grant Date Fair Value

Nonvested at December 31, 2010	511,298	$0.12
Granted	15,000	0.17
Vested	(274,372)	0.12
Forfeited	–	–
Nonvested at December 31, 2011	251,926	0.12
Granted
Vested	(177,926)
Forfeited
Nonvested at December 31, 2012	74,000	$0.12

Warrants

On July 18, 2008, in conjunction with the original bridge financing, the Company issued warrants to Quaker BioVentures II, L.P., and a third-party investor to the Company. These warrants represent a right to purchase 250,000 common stock of the Company at an exercise price of $0.01 per share. The warrants will terminate on July 18, 2018.

On January 9, 2010, in conjunction with a Convertible Loan Agreement the Company issued warrants to the New Jersey Economic Development Authority (“NJEDA”). These warrants represent the right to purchase 175,000 shares of Preferred Stock at $1.00 per share with an expiration date of January 1, 2019. The Company allocated an estimated fair value of $77,000 which was determined using an option pricing model and was accounted for as a liability subject to mark-to-market adjustment each period. The fair value of the warrant obligation is $77,000 as of December 31, 2012 and 2011.

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7. Secured Convertible Promissory Note

On January 9, 2010, the Company entered into a Convertible Loan Agreement and a Secured Convertible Promissory Note (collectively referred to as the “Agreement”) with the New Jersey Economic Development Authority (“NJEDA”) through which the NJEDA has made up to $1,000,000 available to the Company though January 1, 2014. Through December 31, 2012 the company borrowed $1,000,000 under this agreement. The outstanding principle accrues interests at 6% per annum. Interest on any outstanding borrowings will be added to the outstanding amount through January 1, 2011. Thereafter, the original principle amount plus accrued interest is due and payable in 36 months installments through January 1, 2014. The debt is secured by the assets of the Company subordinate to the preferred stockholders interest in the Company’s intellectual property and, subject to certain conditions, is convertible at the option of NJEDA into the Company’s Preferred Stock. As of December 31, 2012, the Company classified the convertible promissory note as current given its liquidity position. Of the aggregate proceeds of $1,000,000, the Company allocated an estimated fair value of $11,550 to the warrants issued in connection with the loan.

Aggregate future minimum payments are as follows:

Year Ending December 31:
2013	$642,122
2014	38,486
2015	–
2016
2017	$680,608

8. Income Taxes

All income tax returns filed after the inception remain subject to examination.

As of December 31, 2012, the Company does not believe any material uncertain tax positions are present; therefore, interest and penalties have not been accrued.

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8. Income Taxes (continued)

The federal and state components of the provision for income taxes are as follows at December 31, 2012 and 2011:

	2012	2011
Current:
Federal	$–	$–
State and local	(1,660)	(212,397)
	(1,660)	(212,397)
Deferred:
Federal	–	–
State and local	–	–
	–	–
Provision for income taxes	$–	$–

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Deferred income tax assets and liabilities consist of the following:

	December 31
	2012	2011
Deferred income tax assets (liabilities):
Fixed assets and intangibles	$448,977	$506,238
Stock compensation	-	8,207
Net operating losses	7,010,396	5,948,406
Bad debt reserves	48,402	30,997
Accruals	190,867	85,578
Net deferred income tax asset	7,698,643	6,579,426
Valuation allowance	(7,698,643)	(6,579,426)
Net deferred income tax assets	$-	$–

At December 31, 2012, a full valuation allowance in the amount of $7,698,643 was recorded against net deferred tax assets since, at that date, the Company had no assurance of realizing those assets. The net change in the valuation allowance was $1,065,421.

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8. Income Taxes (continued)

When evaluating the ability for the Company to record a net deferred tax asset. The Company is required to consider all sources of taxable income as well as all available evidence to determine whether it is more likely than not that it will be able to utilize this asset. As of December 31, 2012, the Company has concluded that utilization of its deferred tax asset does not meet the more-likely-than-not standard.

At December 31, 2012, the Company has net operating loss carryforwards for federal income tax purposes of approximately $21,121,879, which begin to expire in 2028.

9. Commitments and Contingencies

Royalty and Milestone Payments

In connection with the purchase of the assets of Zestra, the Company is contingently obligated to make royalty and milestone payments over the next five years up to an aggregate maximum of $8 million. Under the terms of the purchase agreement, the Company agreed to make royalty payments of 5% declining ratably each year to 3% on net sales for each of the successive five-year periods beginning October 26, 2008 up to a cumulative maximum of $5 million and milestone payments of $1 million each time net sales exceed $10 million during any of the successive five-year periods beginning October 26, 2008 up to a cumulative maximum of $3 million. On October 3, 2011, the Company entered into an agreement to replace all obligations related to the royalties and milestone payments with two final payments of $62,500 and $75,000. As of December 31, 2012 and 2011, approximately $0 and $62,500 of royalty was accrued, respectively.

Consulting and Employment Agreements

On August 1, 2008, the Company entered into a consulting agreement with a Product Development and Scientific Consultant pursuant to which he assists the Company in product development and technical matters. The term of the agreement is for one year with automatic successive renewals for one-month periods. Either party may terminate the agreement by providing 30 days’ notice prior to the end of the then current term.

On September 2, 2008, the Company entered into employment agreements with the Company’s Chief Executive Officer and President for indefinite terms. Each executive receives an annual salary of $200,000 and is eligible for an annual discretionary incentive bonus as determined by the Compensation Committee of the Board of Directors. Additionally, each executive received a grant of 977,500 restricted shares of common stock, which is further described in Note 7.

10. Operating Leases

Minimum annual rental commitments under a noncancelable operating lease for the Company’s office facility at December 31, 2012 are as follows:

2013	$68,941
2014	69,054
2015	34,527
Total	$172,522

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Operating lease rental expense aggregated $64,531 and $64,046 for the year ended December 31, 2012 and December 31, 2011, respectively.

11. Subsequent Events

The Company evaluated events that occurred subsequent to December 31, 2012 through June 20, 2013, which is the date the financial statements are available to be issued.

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